As filed with the Securities and Exchange Commission on June 21, 2017

Registration Statement No. 333-203991

Registration Statement No. 333-186475

Registration Statement No. 333-173921

Registration Statement No. 333-153908

Registration Statement No. 333-121253

Registration Statement No. 333-57463

Registration Statement No. 33-87448

Registration Statement No. 33-87446

Registration Statement No. 33-97332

Registration Statement No. 33-70662

Registration Statement No. 33-45169

Registration Statement No. 33-38810

Registration Statement No. 33-26748

Registration Statement No. 33-18771

Registration Statement No. 2-77690

Registration Statement No. 2-66247

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 333-203991

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 333-186475

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 333-173921

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 333-153908

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 333-121253

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 333-57463

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 33-87448

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 33-87446

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 33-97332

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 33-70662

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 33-45169

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 33-38810

POST-EFFECTIVE AMENDMENT No. 2 to Form S-8 Registration Statement No. 33-26748

POST-EFFECTIVE AMENDMENT No. 2 to Form S-8 Registration Statement No. 33-18771

POST-EFFECTIVE AMENDMENT No. 2 to Form S-8 Registration Statement No. 2-77690

POST-EFFECTIVE AMENDMENT No. 3 to Form S-8 Registration Statement No. 2-66247

UNDER THE SECURITIES ACT OF 1933

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 06-0853807
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Griffin Road North

Windsor, Connecticut 06095

(Address of Principal Executive Offices including zip code)

Amended and Restated 2007 Equity Incentive Plan

2007 Equity Incentive Plan

TRC Companies, Inc. Restated Stock Option Plan

TRC Companies, Inc. Stock Option Plan

TRC Companies, Inc. Stock Option Plan for Key Employees

TRC Companies, Inc. Outside Directors Stock Option Plan

Environmental Solutions, Inc. Warrant Program

TRC Companies, Inc. 401(k) Retirement and Savings Plan

(Full title of the plans)

c/o Martin H. Dodd

Senior Vice President, General Counsel and Corporate Secretary

TRC Companies, Inc.

21 Griffin Road North

Windsor, Connecticut 06095

(860) 298-9692

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications should be sent to:

Joshua Kogan, Esq.

David Feirstein, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

(212) 446-4861

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments are being filed by TRC Companies, Inc. (the “Registrant”) to deregister all shares of the Registrant’s common stock, par value $0.10 per share (the “Shares”), that remain unsold under the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•                  Registration Statement No. 333-203991, pertaining to the registration of 1,500,000 Shares issuable under the TRC Companies, Inc. Amended and Restated 2007 Equity Incentive Plan, which was filed with the Commission on May 8, 2015;

•                  Registration Statement No. 333-186475, pertaining to the registration of 1,500,000 Shares issuable under the TRC Companies, Inc. Amended and Restated 2007 Equity Incentive Plan, which was filed with the Commission on February 6, 2013;

•                  Registration Statement No. 333-173921, pertaining to the registration of 2,000,000 Shares issuable under the TRC Companies, Inc. Amended and Restated 2007 Equity Incentive Plan, which was filed with the Commission on May 4, 2011;

•                  Registration Statement No. 333-153908, pertaining to the registration of 1,500,000 Shares issuable under the TRC Companies, Inc. 2007 Equity Incentive Plan, which was filed with the Commission on October 8, 2008;

•                  Registration Statement No. 333-121253, pertaining to the registration of 1,000,000 Shares issuable under the TRC Companies, Inc. Restated Stock Option Plan, which was filed with the Commission on December 14, 2004;

•                  Registration Statement No. 333-57463, pertaining to the registration of 500,000 Shares issuable under the TRC Companies, Inc. Stock Option Plan, which was filed with the Commission on June 23, 1998;

•                  Registration Statement No. 33-87448, pertaining to the registration of 550,000 Shares issuable under the TRC Companies, Inc. Stock Option Plan for Key Employees, which was filed with the Commission on December 15, 1994;

•                  Registration Statement No. 33-87446, pertaining to the registration of 50,000 Shares issuable under the TRC Companies, Inc. Outside Directors Stock Option Plan, which was filed with the Commission on December 15, 1994;

•                  Registration Statement No. 33-97332, pertaining to the registration of 100,000 Shares issuable under the Environmental Solutions, Inc. Warrant Program, which was filed with the Commission on October 3, 1994;

•                  Registration Statement No. 33-70662, pertaining to the registration of 500,000 Shares issuable under the TRC Companies, Inc. 401(k) Retirement and Savings Plan, which was filed with the Commission on October 21, 1993;

•                  Registration Statement No. 33-45169, pertaining to the registration of 250,000 Shares issuable under the TRC Companies, Inc. Stock Option Plan for Key Employees, which was filed with the Commission on January 21, 1992;

•                  Registration Statement No. 33-38810, pertaining to the registration of 150,000 Shares issuable under the TRC Companies, Inc. Stock Option Plan for Key Employees, which was filed with the Commission on January 30, 1991;

•                  Registration Statement No. 33-26748, pertaining to the registration of 150,000 Shares issuable under the TRC Companies, Inc. Stock Option Plan for Key Employees, which was filed with the Commission on January 25, 1989 and amended by Post-Effective Amendment No. 1, which was filed with the Commission on February 11, 1991;

•                  Registration Statement No. 33-18771, pertaining to the registration of 250,000 Shares issuable under the TRC Companies, Inc. Stock Option Plan for Key Employees, which was filed with the Commission on November 27, 1987 and amended by Post-Effective Amendment No. 1, which was filed with the Commission on January 30, 1991;

•                  Registration Statement No. 2-77690, pertaining to the registration of 10,000 Shares issuable under the TRC Companies, Inc. Stock Option Plan for Key Employees, which was filed with the Commission on May 25, 1982 and amended by Post-Effective Amendment No. 1, which was filed with the Commission on January 30, 1991; and

•                  Registration Statement No. 2-66247, pertaining to the registration of 33,000 Shares issuable under the TRC Companies, Inc. Stock Option Plan for Key Employees, which was filed with the Commission on December 14, 1979 and amended by Post-Effective Amendment No. 1, which was filed with the Commission on November 3, 1980, and further amended by Post-Effective Amendment No. 2, which was filed with the Commission on January 30, 1991.

Pursuant to the Agreement and Plan of Merger, dated as of March 30, 2017 (the “Merger Agreement”), by and among the Registrant, Bolt Infrastructure Parent, Inc. (“Parent”) and Bolt Infrastructure Merger Sub, Inc. (“Merger Sub”), on June 21, 2017 Merger Sub merged with and into the Registrant, with the Registrant surviving the merger as a wholly owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, the Shares issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned by the Registrant, Parent or Merger Sub and Shares held by any stockholders who were entitled to, but did not vote in favor of the Merger (or consent thereto in writing) and who are entitled to and properly demand appraisal in connection with the Merger) were cancelled and converted into the right to receive cash in an amount per Share (subject to any applicable withholding tax) equal to $17.55 per Share, without interest.

As a result of the consummation of the Merger, the Registrant has terminated all offerings of the Shares pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration any and all Shares registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut, on June 21, 2017.

TRC COMPANIES, INC.

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Senior Vice President, General Counsel and Corporate Secretary

Note: No other person is required to sign the Post-Effective Amendments in reliance on Rule 478 of the Securities Act.